                                                               EXHIBIT 10.11

                              SEVERANCE AGREEMENT

     This Severance Agreement is entered into by Alliance Medical Corporation ("Alliance") and Vern Feltner ("Feltner"), to be effective June 1, 2001 (the "Effective Date"):

     WHEREAS Feltner currently provides services to Alliance pursuant to an Employment Agreement dated March 1, 1996 (the "Employment Agreement"); and

     WHEREAS Alliance and Feltner wish to release each other as of the Effective Date from all potential claims, including but not limited to, their obligations under the Employment Agreement; and

     WHEREAS Alliance and Feltner are parting on agreeable terms and without any suggestion of wrongdoing or ill will by either party:

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

     1. TERMINATION DATE. Feltner will cease to be employed by Alliance effective June 1, 2001 (the "Termination Date").

     2. VESTING OF OPTIONS. On the Termination Date, Alliance will vest all of Feltner's outstanding stock options contained in the Option Agreement dated December 31, 1999 (totaling 35,000 options) at $0.46 per share. Alliance and Feltner further agree that the 30,000 options granted to Feltner in the Option Agreement dated March 1, 1999 are already fully vested and that no exercise or purchase of these options is required prior to March 1, 2004 (the expiration date of the March 1, 1999 Option Agreement).

     3.   HEALTH CARE INSURANCE.   Alliance will pay Feltner's medical and
dental insurance costs for a period of twelve (12) months beginning on the Termination Date. At Alliance's option, Alliance may either continue providing Feltner with his current medical and dental insurance under Alliance's company plans, or it may pay Feltner a single, lump-sum payment equal to twelve (12) months of equivalent coverage under Alliance's COBRA plan. If Alliance elects to make the single, lump-sum payment, it must pay this amount to Feltner on the Termination Date.

     4. ADDITIONAL PAYMENTS TO FELTNER. In addition to the above, Alliance will pay the following amounts to Feltner on the Termination Date:

          a)   All Feltner's earned but unpaid salary through the Termination
Date;

          b) All business expenses Feltner has incurred and for which he has submitted receipts but not yet been reimbursed;

          c) $140,000 as a lump-sum payment for Feltner's salary for the year following the Termination Date, less Feltner's standard 401k contributions, which Alliance will withhold in its usual manner and to which Alliance will add a matching contribution of $0.25 for each $1.00 Feltner contributes; and

                         d) $13,327.00 in lieu of the following vacation and personal days:


                                i)   10 vacation days carried over from 2000;

                                ii)  6.25 vacation days earned but not taken
                                     in 2001;

                                iii) 6 personal days carried over from 2000; and

                                iv) 2.5 personal days earned but not taken in 2001.

     5. MUTUAL RELEASE. In return for the payments and other benefits described herein, Feltner hereby waives and releases any and all potential claims he may have against Alliance or any of its agents, including but not limited to, claims under the Age Discrimination in Employment Act of 1967, as amended. Likewise, in return for Feltner's promises contained herein, Alliance waives and releases any and all potential claims it may have against Feltner.


     6. AGREEMENT REVIEW AND REVOCATION. Feltner is advised to consult with an attorney prior to executing this Agreement. By his signature below, Feltner affirms that he has been given at least twenty-one (21) days within which to consider this Agreement. Feltner may revoke this Agreement at any time within seven (7) days following his execution of this Agreement. This Agreement shall not become effective or enforceable until the foregoing revocation period has expired.

     7. OUTSTANDING BUSINESS EXPENSES. Any business expenses which Feltner has incurred or will incur, but for which he has not yet submitted receipts for reimbursement prior to the Termination Date, will be reimbursed to him by Alliance in a timely manner upon submission of such receipts (but in no event later than 30 days after Alliance receives the receipts). These expenses specifically include, but are not limited to, expenses relating to the closing of the office where Feltner currently works.

     8. CONTINUED SERVICE BY FELTNER. Upon Alliance's request, Feltner will assist Alliance from time to time with its business operations in any reasonable and mutually agreeable manner for a period of twelve (12) months beginning on the Termination Date. If Feltner does assist Alliance in this manner and incurs any expenses related to such assistance, Alliance will reimburse Feltner for those expenses in a timely manner (but in no event later than 30 days after Feltner provides Alliance with receipts for the expense).

     9. ENTIRE AGREEMENT. This Severance Agreement constitutes the entire agreement between Alliance and Feltner relating to the termination of Feltner's employment with Alliance, and supersedes all prior and contemporaneous agreements and understandings of the parties. This Severance Agreement may be amended or modified only by a writing signed by Alliance and Feltner.

     10. GOVERNING LAW. This Severance Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

     11. CONSTRUCTION. Whenever possible, each provision of this Severance Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Severance Agreement shall be unenforceable under applicable law, such provision shall be ineffective only to the extent of such invalidity and the remaining provisions of this Severance Agreement shall continue to be binding and in full force and effect.



ALLIANCE MEDICAL CORPORATION         VERN FELTNER

By:  /s/ Ricardo Ferreira         /s/ Vern Feltner
  ____________________________    _________________

Its:    CEO                       Date:  5/23/01
  ____________________________    ________________

Date:  May 24, 2001
     _________________________


                                       3